As filed with the Securities and Exchange Commission on August 1, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________________

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

_________________________

Minnesota	6153	90-0316651
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Telephone: (952) 479-1923

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Douglas M. Polinsky

Chief Executive Officer

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Telephone: (952) 479-1923

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

With Copies to:

Mitchell S. Nussbaum

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Tel: (212)-407-4000

___________________________

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated August 1, 2025

Mill City Ventures III, Ltd.

86,994,345 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time by A.G.P./Alliance Global Partners and its affiliates identified in this prospectus (collectively, “A.G.P.” or the “Selling Stockholder”) of up to 86,994,345 shares of common stock of Mill City Ventures III, Ltd. (“we,” “us,” “our,” the “Company” or “MCVT”), par value $0.001 per share (the “Common Stock”), that may be issued by us to the Selling Stockholder pursuant to that certain common stock purchase agreement, dated as of August 1, 2025, by and between the Company and the Selling Stockholder (the “PEF Agreement”), establishing a principal equity facility (“PEF”). The shares being offered for resale by this prospectus consist of Common Stock that we may, in our sole discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the PEF Agreement.

Pursuant to the terms of the PEF, we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time, up to $500 million of shares of Common Stock (the “Total Commitment”) after the date of this prospectus. The shares of Common Stock will be purchased by the Selling Stockholder at a price per share equal to 95.0% of the volume weighted average price (“VWAP”) per share of our Common Stock, and equal to 95.0% of the VWAP for certain intraday purchases. As such, the actual number of shares of our Common Stock purchased by the Selling Stockholder under the PEF Agreement will vary depending on the then-current market price of shares of our Common Stock sold to the Selling Stockholder under the PEF Agreement, but will not exceed the number set forth above unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”). See “Prospectus Summary — PEF Agreement” and “PEF Financing” for a description of the PEF Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $500 million in aggregate gross proceeds from the Selling Stockholder under the PEF Agreement in connection with sales of the shares of our Common Stock we may elect to make pursuant to the PEF Agreement after the date of this prospectus. The actual proceeds received from the Selling Stockholder under the PEF Agreement may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. To the extent that the Company sells shares of Common Stock under the PEF Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the Company’s stock price. See “Risk Factors — The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline” for additional information.

A.G.P. is a registered broker-dealer and FINRA member, and will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by A.G.P. from us pursuant to the PEF Agreement to the public in this offering. Because A.G.P. will receive all the net proceeds from such resales of our Common Stock made to the public through A.G.P., A.G.P. is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered.

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how the Selling Stockholder may sell or otherwise dispose of such shares. Although the Selling Stockholder is obligated to purchase shares of our Common Stock under the terms of the PEF Agreement to the extent we choose to sell such Common Stock to them (subject to certain conditions), there can be no assurances that the Selling Stockholder will sell any or all of the shares of our Common Stock purchased under the PEF Agreement pursuant to this prospectus. A.G.P. is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act .

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Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “MCVT”. On July 31, 2025, the last reported sale price of our Common Stock was $5.54. The applicable prospectus supplement, if any, will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We are a “smaller reporting company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary — Implications of Being a Smaller Reporting Company” and “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The date of this prospectus is            , 2025.

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iii

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

This prospectus includes certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

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TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included into this prospectus, or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements and Industry Data,” and our financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in shares of our Common Stock. Unless the context requires otherwise, the words “we,” “us,” “our,” “Company” and “MCVT” refer collectively to Mill City Ventures III, Ltd., a Minnesota corporation.

Our Company

Mill City Ventures III, Ltd. is a Minnesota corporation that was incorporated in January 2006. From our inception until December 13, 2012, we were a development-stage company involved in the gaming and entertainment industry. In 2013, we elected to become a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). We operated as a BDC until we withdrew our BDC election on December 27, 2019. Since that time, we have engaged in the business of providing short-term specialty finance solutions primarily to private businesses, micro- and small-cap public companies and high-net-worth individuals. To avoid again becoming subject to regulation under the 1940 Act, we generally seek to structure our short-term loans such that they do not constitute “securities” under federal securities law, and we monitor our holdings as a whole to ensure that no more than 40% of our total assets may consist of “investment securities,” as that term is defined and understood under the 1940 Act.

Commencing July 27, 2025, the Company adopted a new treasury policy and strategy under which the principal holding in its treasury reserve on the balance sheet will be allocated to the native cryptocurrency of the Sui blockchain commonly referred to as “SUI.” The Board of Directors approved the Company’s treasury policy on July 27, 2025, authorizing the long-term accumulation of SUI. We believe our position as a public company with an official Sui Foundation relationship proves us institutional-grade exposure to the Sui blockchain, and that Sui is well positioned for large-scale adoption with the speed and efficiency institutions require for crypto at scale, plus the technical architecture capable of supporting AI workloads while maintaining security and decentralization. The Sui Foundation is an independent organization dedicated to the advancement and adoption of the Sui network. The Company’s approach involves acquiring SUI directly — both through market purchases and direct purchases from the Sui Foundation. This treasury initiative seeks to enhance the Company’s capital allocation strategy and does not affect its core commercial short-term non-bank lending and specialty finance business, which remains fully operational and a central part of the Company’s business.

Our Corporate Information

We were incorporated in the State of Minnesota in January 2006. Our principal executive offices are located at 1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391 and our telephone number is (952) 479-1923. Our corporate website address is www.millcityventures3.com. The information included on our website or in any social media associated with the Company is not part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MCVT.”

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

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The PEF Agreement with A.G.P.

On August 1, 2025, we entered into the PEF Agreement with A.G.P. pursuant to which A.G.P. has agreed to purchase from us up to an aggregate of $500 million of our Common Stock (the “Total Commitment”) from time to time over the term of the PEF Agreement. Also, on August 1, 2025, we entered into a registration rights agreement with A.G.P. (the “Registration Rights Agreement”). Pursuant to our obligations under the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register the resale under the Securities Act of the shares of Common Stock that may be issued to A.G.P. pursuant to the Total Commitment under the PEF Agreement.

This prospectus covers the resale by the Selling Stockholder of an aggregate of  86,994,345 shares of our Common Stock, comprised of the shares we may issue and sell to A.G.P. as part of the Total Commitment in the future under the PEF Agreement.

We do not have the right to commence any sales of our Common Stock to A.G.P. under the PEF Agreement until all of the conditions set forth in the PEF Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the resale of the shares being issued and sold to A.G.P. under the Total Commitment (such date on which all of such conditions are satisfied, the “Commencement Date”). Thereafter, we may, from time to time and at our sole discretion for a period of 12 months from the Commencement Date, on any trading day that we select (so long as the time of delivery of such purchase notice is delivered in accordance with the PEF Agreement), direct A.G.P. to purchase up to the lesser of: (i) the number of shares equal to not more than 25% of the total trading volume of the Common Stock during the applicable purchase valuation period and (ii) $500,000 of shares of Common Stock.

We will control the timing and amount of any sales of our Common Stock to A.G.P. under the PEF Agreement, but not the timing and amount of any subsequent resales by the Selling Stockholder. The purchase price of the shares that may be sold to A.G.P. in regular purchases under the PEF Agreement will be based on an agreed upon fixed discount to the market price of our Common Stock as computed pursuant to the terms of the PEF Agreement.

We may at any time in our sole discretion terminate the PEF Agreement upon five trading days’ notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the PEF Agreement or Registration Rights Agreement, except that we may not enter into any other “equity line of credit” or “at the market offering” or other substantially similar continuous offering during the term of the PEF. Neither the Company nor A.G.P. may assign or transfer its rights and obligations under the PEF Agreement without the consent of the other party.

If all of the 86,994,345 shares of our Common Stock offered by A.G.P. under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 51.5% of the total number of shares of our Common Stock outstanding and approximately 53.2% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 51.5% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. If we elect to issue and sell more than the 86,994,345 shares offered under this prospectus to A.G.P., which we have the right, but not the obligation, to do, we must first (i) register the resale under the Securities Act of any such additional shares, which could cause additional substantial dilution to our stockholders, and (ii) if applicable, obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap (as defined below) under the PEF Agreement. The number of shares ultimately offered for resale by A.G.P. is dependent upon the number of shares we sell to A.G.P. under the PEF Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may the Company issue or sell to A.G.P. under the PEF Agreement any shares of its Common Stock to the extent the issuance of such shares of Common Stock, when aggregated with all other shares of Common Stock issued pursuant to the ELOC Agreement, would cause the aggregate number of shares of Common Stock issued pursuant to the PEF Agreement to exceed 19.99% of the shares of all classes of our Common Stock outstanding immediately prior to the execution of the PEF Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the PEF Agreement, if any, equals or exceeds the lower of (a) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the PEF Agreement and (b) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the PEF Agreement, in either case so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the PEF Agreement.

The PEF Agreement also prohibits us from directing A.G.P. to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by A.G.P. and its affiliates, would result in A.G.P. and its affiliates having beneficial ownership of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Cap.” Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% of our outstanding shares of Common Stock to A.G.P. on any given day if, during the course of such day, A.G.P. sold the shares of Common Stock acquired by it such that it no longer owned 4.99% of our outstanding shares of Common Stock and we submitted, and A.G.P. accepted, an additional purchase notice; provided that, in no event, would A.G.P. own more than 4.99% of our outstanding shares of Common Stock at any one time.

The issuance of our shares of Common Stock to the Selling Stockholder pursuant to the PEF Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to A.G.P.. For more detailed information regarding the PEF Agreement, see the section entitled “PEF Financing.”

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Recent Developments

Change in Management

Effective as of July 31, 2025, Lyle Berman resigned from the Board of Directors of the Company (the “Board”) and, to the extent applicable, all committees thereof. Mr. Berman’s resignation was not related to any disagreements with the Company.

On July 27, 2025, and effective as of July 31, 2025, the Board elected and appointed Marius Barnett and Dana Wagner as members to the Board of the Company, to fill the vacancies on the Board. Mr. Barnett is expected to serve as Chairman of the Board, and Mr. Wagner is expected to serve on the Audit Committee of the Board.

After such replacements, the Board will be composed of Douglas M. Polinsky, Joseph A. Geraci II, Marius Barnett (chairman), Dana Wagner (independent), and Howard P. Liszt (independent). The Audit Committee is composed of Mr. Liszt and Mr. Wagner. The Compensation Committee is composed of Mr. Liszt and [  ]. The Nominating and Corporate Governance Committee is composed of ☐ and Mr. Liszt.

On July 27, 2025, and effective as of July 31, 2025, the Board made the following officer appointments:

•

Stephen Mackintosh was appointed by the Board as the Chief Investment Officer of the Company. Mr. Mackintosh, age [_], is a co-founder at Karatage, a principal investing business in the blockchain and deep tech sector. He has also served as an advisor to the web3 cohort at Entrepreneurs First, a talent incubator that has helped create over 600 startups with a combined value of over $11 billion. Previously, Mr. Mackintosh was Chief Commercial Officer at Re:infer, a natural language processing startup that was acquired by UiPath (NYSE: PATH) in August 2022. He also served as an advisor to Resolve Group, a London-based finance house providing corporate finance and restructuring services, acquired by Evelyn Partners. Mr. Mackintosh earned a 1st Class BA Honors degree from University College London.

The SUI Strategy

Commencing July 27, 2025, the Company adopted a new treasury policy and strategy under which the principal holding in its treasury reserve on the balance sheet will be allocated to the native cryptocurrency of the Sui blockchain commonly referred to as “SUI.” The Board of Directors approved the Company’s treasury policy on July 27, 2025, authorizing the long-term accumulation of SUI. We believe our position as a public company with an official Sui Foundation relationship proves us institutional-grade exposure to the Sui blockchain, and that Sui is well positioned for large-scale adoption with the speed and efficiency institutions require for crypto at scale, plus the technical architecture capable of supporting AI workloads while maintaining security and decentralization. The Sui Foundation is an independent organization dedicated to the advancement and adoption of the Sui network. The Company’s approach involves acquiring SUI directly — both through market purchases and direct purchases from the Sui Foundation. This treasury initiative seeks to enhance the Company’s capital allocation strategy and does not affect its core commercial short-term non-bank lending and specialty finance business, which remains fully operational and a central part of the Company’s business.

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PIPE Transaction

On July 27, 2025, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with the investors identified on the signature pages thereto (the “PIPE Investors”) and a related registration rights agreement (the “RRA”) in connection with the issuance and sale in a private placement of the following securities to the PIPE Investors for gross proceeds of approximately $450 million: (i) 75,881,625 shares (the “Common Shares”) of the Company’s Common Stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 7,144,205 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share (the “PIPE Transaction”). The offering price for one share of Common Stock was $5.42 and the offering price for one Pre-Funded Warrant was $5.4199. The PIPE Transaction closed on July 31, 2025.

The Pre-Funded Warrants are exercisable immediately, and may be exercised at any time until all of the Pre-Funded Warrants issued in the PIPE transaction are exercised in full. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise.” The Pre-Funded Warrants for certain PIPE Investors provide that the holder may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Pursuant to the Securities Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 15 days after the effective date of the Resale Registration Statement (as defined below), subject to certain customary exceptions. The Company also agreed not to undertake any reclassifications of its Common Stock, such as a reverse or forward stock split, without the written consent of PIPE Investors holding a majority in interest of the shares issued or issuable to each PIPE Investor under the Securities Purchase Agreements, for a period of one year following the closing of the PIPE Transaction, provided such consent will not be required to conduct a reverse stock split to maintain listing of the Common Stock on The Nasdaq Capital Market.

The Company intends to use the proceeds from the PIPE Transaction to acquire the native cryptocurrency of the Sui blockchain commonly referred to as “SUI” and other cryptocurrencies with the Sui layer 1 blockchain protocol and for the establishment of the Company’s cryptocurrency treasury operations, with 2% of the net proceeds to be used to fund the Company’s short-term lending business.

Additionally, pursuant to the Securities Purchase Agreements, the Company issued:

(i)

warrants (the “Lead Investor Warrants”) to Karatage Opportunities (“Karatage”), a Purchaser in the PIPE transaction and a strategic advisor to the Company (as described below), to purchase 3,113,469 shares of Common Stock (the “Lead Investor Warrant Shares”) at various prices per share of Common Stock as follows: (i) 1,245,387 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 1,245,387 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock;

(ii)

warrants (the “Foundation Investor Warrants”) to the Sui Foundation (the “Foundation Investor”), a Purchaser in the PIPE transaction, to purchase 3,113,469 shares of Common Stock (the “Foundation Investor Warrant Shares”) at various prices per share of Common Stock as follows: (i) 1,245,387 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 1,245,387 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock;

(iii)

warrants (the “Management Warrants”) to certain members of the management of the Company to purchase 1,245,387 shares of Common Stock (the “Management Warrant Shares”) at various prices per share of Common Stock as follows: (i) 622,694 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iii) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock; and

(iv)

warrants (the “Advisor Warrants” and together with the Lead Investor Warrants, the Foundation Investor Warrants and the Management Warrants, the “Warrants”) to certain advisors of the Company to purchase 207,565 shares of Common Stock (the “Advisor Warrant Shares” and together with the Lead Investor Warrant Shares, the Foundation Investor Warrant Shares and the Management Warrant Shares, the “Warrant Shares”) at a price per share equal to $5.962.

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The Warrants are exercisable for a period of five years from the date of issuance of the Warrants. The Warrants will vest over a period of 24 months starting six months from the Issue Date (as defined therein) in four equal installments (being 25% every six months) and in the case of the Management Warrants, subject to the relevant holder still being employed by the Company at each respective vesting date. Notwithstanding the foregoing, in the event that member of the management team is terminated by the Company other than for cause or resigns for good reason (as defined in the individual’s employment agreement), the vesting of all of such individual’s Management Warrants will immediately accelerate and be fully vested as of the date of such termination.

Under the RRA entered into in connection with the PIPE Transaction, the Company agreed to file a registration statement (the “Resale Registration Statement”) for the resale by the PIPE Investors of the Common Shares, the Pre-Funded Warrant Shares, Lead Investor Warrant Shares, Foundation Investor Warrant Shares and Management Warrant Shares within 10 days of the closing of the PIPE Transaction under the Securities Purchase Agreements, and to have the registration statement declared effective within 30 days of its filing date, subject to certain exceptions.

Information Regarding our Capitalization

As of August 1, 2025, we had 81,944,398 shares of Common Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Capital Stock.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our Common Stock and gives effect to the Stock Split.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Common Stock outstanding before this offering:(1)	81,944,398
Common Stock offered by the Selling Stockholder:

Up to 86,994,345 shares of Common Stock, consisting of the shares of Common Stock that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder in connection with the Total Commitment, from time to time and after the date of this prospectus in accordance with the PEF Agreement.

Common Stock to be outstanding after giving effect to this offering:(1)	168,938,743 shares (assuming the issuance of all shares of Common Stock being offered in this prospectus).
Use of proceeds:

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder hereunder. However, we may receive up to $500 million in aggregate gross proceeds from the Selling Stockholder under the PEF Agreement in connection with sales of shares of our Common Stock to the Selling Stockholder pursuant to the PEF Agreement at varying purchase prices after the date of this prospectus. The actual proceeds from the Selling Stockholder may be less than this amount depending on the number of shares of our Common Stock sold to the Selling Stockholder and the price at which such shares are sold. The purchase price per share that the Selling Stockholder will pay for shares of Common Stock purchased from us under the PEF Agreement will fluctuate based on the market price of our shares at the time we elect to sell shares to the Selling Stockholder and, further, to the extent that the Company sells shares of Common Stock under the PEF Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the Company’s stock price. See “Risk Factors — Risks Related to This Offering and Ownership of Our Securities — The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline” for additional information.

We intend to use the net proceeds obtained under the PEF Agreement primarily for general corporate purposes, including the acquisition of SUI. See the section titled “Use of Proceeds” for additional information.

____________

(1)  The number of shares of our Common Stock issued and outstanding before and immediately after this offering is based on 81,944,398 shares of Common Stock issued and outstanding as of July 31, 2025, and excludes the following:

  • [_______] shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $[____] per share;

  • [_______] shares issuable upon the exercise of outstanding vested and unvested stock options with a weighted-average exercise price of $[____]per share; and

  • [_______] shares of our Common Stock reserved for future issuance under our 2022 Stock Incentive Plan.

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Plan of Distribution (Conflict of Interest):

The Selling Stockholder will determine when and how it sells all or a portion of the shares of Common Stock offered pursuant to this prospectus as described in the section titled “Plan of Distribution (Conflict of Interest).”

Risk factors:

See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Trading market and symbol:	Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “MCVT”.

Transfer agent:	The transfer agent and registrar for our Common Stock is Pacific Stock Transfer.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly report on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024, as amended (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to This Offering and Ownership of Our Common Stock

It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the PEF Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, our inability to access a part or all of the amount available under the PEF Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

Pursuant to the PEF Agreement, the Selling Stockholder has committed to purchase up to $500 million of shares of Common Stock from us, subject to certain limitation and conditions set forth in the PEF Agreement. The shares of our Common Stock that may be issued under the PEF Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a 12-month period from the date of the PEF Agreement, commencing after the satisfaction of certain conditions set forth in the PEF Agreement, including that the SEC has declared effective the registration statement that includes this prospectus.

We generally have the right to control the timing and amount of any sales of our Common Stock to the Selling Stockholder under the PEF Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the PEF Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the Common Stock that may be available for us to sell pursuant to the PEF Agreement.

Because the purchase price per share of Common Stock to be paid by the Selling Stockholder for the Common Stock that we may elect to sell to the Selling Stockholder under the PEF Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the PEF Agreement, the purchase price per share that the Selling Stockholder will pay for the shares of Common Stock purchased from us under the PEF Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the PEF Agreement, if any.

The Selling Stockholder can resell, under this prospectus, up to 86,994,345 shares of Common Stock, which is approximately 1.06 times as many shares as the 81,944,398 shares of Common Stock we currently have outstanding. If all of the 86,994,345 shares of our Common Stock shares offered by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 51.5% of the total number of shares of our Common Stock outstanding and approximately 53.2% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 51.5% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. Even if we elect to sell to the Selling Stockholder all of the 86,994,345 shares of Common Stock being registered for resale under this prospectus, depending on the market price of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the PEF Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the amount available to us under the PEF Agreement, which could materially and adversely affect our liquidity position. Further, if we are unable to access all or a portion of the amount available under the PEF Agreement to meet our liquidity needs, we may be required to seek other financing sources and utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our business, liquidity and cash position.

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If it becomes necessary for us to issue and sell to the Selling Stockholder under the PEF Agreement more than the 86,994,345 shares of Common Stock being registered for resale by the Selling Stockholder under the registration statement that includes this prospectus, then, in accordance with the terms of the PEF Agreement, we must first file with the SEC one or more additional registration statements to register the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the PEF Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the PEF Agreement. The number of shares of Common Stock ultimately offered for resale by the Selling Stockholder through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to the Selling Stockholder pursuant to the terms of the PEF Agreement.

Investors who buy shares of Common Stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the PEF Agreement, we have discretion, to vary the timing, price and number of shares of Common Stock we sell to the Selling Stockholder. If and when we elect to sell shares of Common Stock to the Selling Stockholder pursuant to the PEF Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the PEF Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could decline significantly.

The Selling Stockholder can resell, under this prospectus, up to 86,994,345 shares of Common Stock. If all of the 86,994,345 shares of our Common Stock shares offered by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 51.5% of the total number of shares of our Common Stock outstanding and approximately 53.2% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 51.5% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. After the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we might otherwise wish to effect sales.

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We may use proceeds from sales of our Common Stock made pursuant to the PEF Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our Common Stock made pursuant to the PEF Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

Our financial results and the market price of our Common Stock may be affected by the prices of SUI.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in SUI. As of the date of this prospectus, we had approximately $[_] million SUI. The price of SUI has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as SUI, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of SUI.

Any decrease in the fair value of SUI below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our Common Stock. In addition, the application of generally accepted accounting principles in the United States, with respect to SUI, may change in the future and could have a material adverse effect on our financial results and the market price of our Common Stock.

In addition, if investors view the value of our Common Stock as dependent upon or linked to the value or change in the value of our SUI holdings, the price of SUI may significantly influence the market price of our Common Stock.

The price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new SUI treasury strategy, we expect to see additional volatility. As a result of this volatility, you may not be able to sell your Common Stock. The market price for our Common Stock may be influenced by many factors, including:

•	our SUI treasury strategy;

•	the success of competitive products, services or technologies;

•	regulatory or legal developments in the United States and other countries;

•	the recruitment or departure of key personnel;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	general economic, industry and market conditions; and

•	the other factors described in this ‘‘Risk Factors’’ section and in the “Risk Factors” section of our other SEC filings, including our most recent annual report on Form 10-K.

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Our management may invest or otherwise use the proceeds of any offering by the Company in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by the Company and could use the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Common Stock to decline and delay the development of additional products and services our pursuit of our new SUI strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. We will not receive any proceeds from sales by the Selling Stockholder.

We may use the net proceeds from any offering by the Company to purchase additional SUI, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from any offering by the Company to purchase additional SUI. SUI is a highly volatile asset that has traded between $0.53 and $5.37 per SUI on Coinbase in the 12 months preceding the date of this prospectus. More recently, during the second calendar quarter of 2025, SUI traded between approximately $1.72 and $4.12 per SUI. In addition, SUI does not pay interest. The ability to generate a return on investment from the net proceeds from any offering by the Company will depend on whether there is appreciation in the value of SUI following our purchases of SUI with the net proceeds from any offering by the Company. Future fluctuations in SUI’s trading prices may result in our converting SUI purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from such an offering. We will not receive any proceeds from sales by the Selling Stockholder.

Our SUI holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our SUI at favorable prices or at all. Further, SUI we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered SUI or otherwise generate funds using our SUI holdings, including in particular during times of market instability or when the price of SUI has declined significantly. If we are unable to sell our SUI, enter into additional capital raising transactions using SUI as collateral, or otherwise generate funds using our SUI holdings, or if we are forced to sell our SUI at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As SUI and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of SUI. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SUI or the ability of individuals or institutions such as us to own or transfer SUI.

If SUI is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of SUI and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a SUI treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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Absent federal regulations, there is a possibility that SUI may be classified as a “security.” Any classification of SUI as a “security” would subject us to additional regulation and could materially impact the operation of our business.

We believe that SUI is not a security but neither the SEC nor any other U.S. federal or state regulator publicly stated whether they agree with our assessment. Despite the Trump Administration’s Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” SUI has not yet been classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we have concluded that the SEC is not likely to classify SUI as a “security” within the meaning of the U.S. federal securities laws, and so registration of the Company under The Investment Company Act of 1940, as amended (the “1940 Act”) is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a determination by the SEC that SUI is a “security” which would require us to register as an investment company under the 1940 Act.

We have also adapted our process for analyzing the U.S. federal securities law status of SUI and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analysis, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be deemed a security by the SEC for purposes of U.S. federal securities laws. Our position that we believe the SEC would not view SUI as a “security” is premised, among other reasons, on our conclusion SUI does not meet the elements of the Howey test. Among the reasons for our conclusion that SUI is not a security is that holders of SUI do not have a reasonable expectation of profits from our efforts in respect of their holding of SUI. Also, SUI ownership does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant regulatory entity with jurisdiction or other enforceable authority over us could take a different view. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that SUI, or any other digital asset we might hold, is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if SUI was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

If we were deemed to be an investment company under the 1940 Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the 1940 Act generally provides that, notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the 1940 Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act.

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Our business is focused on providing short-term specialty finance solutions primarily to private businesses, micro- and small-cap public companies and high-net-worth individuals. To avoid becoming subject to regulation under the 1940 Act, we generally seek to structure our loans such that they do not constitute “securities” under federal securities law (whether by limiting the term to maturity of our loans to nine months or less, or by otherwise structuring our loans to be commercial loan transactions, and by avoiding participation in the offer and sale of instruments to any broad segment of the public), and we monitor our holdings as a whole to ensure that no more than 40% of our total assets is likely to consist of “investment securities,” as that term is defined and understood under the 1940 Act.  We do not believe that our principal activities will subject us to the 1940 Act. To this end, we hold reserve un-invested assets in cash and United States “government securities” within the meaning of Section 2(a)(16) of the Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, which invest only in direct U.S. government treasury obligations. Furthermore, we periodically monitor our investment holdings as a whole with a view towards ensuring that investments and other holdings which may be considered “investment securities” do not comprise more than 40% of our total assets. We undertake this analysis (1) on a quarterly basis and in connection with the review and preparation of our financial statements filed as part of our quarterly and annual reports with the SEC, and (2) at other times when we are considering how to structure a new transaction that is of a significant size—with “significance” largely based on the outcome of our most recent quarterly review.  This review is generally undertaken by our Chief Financial Officer and may involve outside legal counsel, in particular in a case where we are considering the structure of a potential new transaction.

With respect to Section 3(a)(1)(A), following the PIPE Transaction, approximately 98% percent of the net proceeds of the PIPE Transaction will be used to acquire SUI, which will be an amount in excess of 40% of our total assets. Since we believe SUI is not an investment security, we do not hold ourselves out as being engaged primarily, nor do we propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the 1940 Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the 1940 Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

SUI and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the 1940 Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the 1940 Act, which would increase the percentage of securities held by us for 1940 Act purposes.

If we were deemed to be an investment company, Rule 3a-2 under the 1940 Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the 1940 Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations.

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If we were to be deemed an investment company in the future, restrictions imposed by the 1940 Act—including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons—likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our SUI, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our SUI and our financial condition and results of operations could be materially adversely affected.

Substantially all of the SUI we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our SUI. SUI and other blockchain-based cryptocurrencies and the entities that provide services to participants in the SUI ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our SUI in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our SUI;

•	harm to our reputation and brand;

•	improper disclosure of data and violations of applicable data privacy and other laws; or

•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader SUI ecosystem or in the use of the SUI network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to SUI, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the SUI industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

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We face other risks related to our SUI treasury reserve business model.

Our SUI treasury reserve business model exposes us to various risks, including the following:

•	SUI and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our SUI strategy subjects us to enhanced regulatory oversight;

•	regulatory changes could impact our ability to operate validators or receive rewards;

•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;

•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;

•	uncertainty around SUI’s regulatory status may impact our ability to list on certain exchanges;

•	changes in political administration may not guarantee a favorable regulatory environment for SUI;

•	future SEC actions or court decisions could retroactively classify SUI as a security, potentially leading to penalties or forced unwinding of transactions; and

•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

•	due to unfamiliarity and some negative publicity associated with digital asset platforms, confidence or interest in digital asset platforms, and the digital assets we expect to acquire, may decline.

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PEF FINANCING

General

On August 1, 2025, we entered into the PEF Agreement with A.G.P. pursuant to which A.G.P. has agreed to purchase from us up to an aggregate of $500 million of our Common Stock (the “Total Commitment”) from time to time over the term of the PEF Agreement. Also, on August 1, 2025, we entered into a registration rights agreement with A.G.P. (the “Registration Rights Agreement”). Pursuant to our obligations under the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register the resale under the Securities Act of the shares of Common Stock that may be issued to A.G.P. pursuant to the Total Commitment under the PEF Agreement.

This prospectus covers the resale by the Selling Stockholder of an aggregate of  86,994,345 shares of our Common Stock, comprised of the shares we may issue and sell to A.G.P. as part of the Total Commitment in the future under the PEF Agreement, if and when we sell shares to A.G.P. under the PEF Agreement.

We do not have the right to commence any sales of our Common Stock to A.G.P. under the PEF Agreement until all of the conditions set forth in the PEF Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the resale of the shares being issued and sold to A.G.P. under the Total Commitment. Thereafter, we may, from time to time and at our sole discretion for a period of 12 months from the Commencement Date, on any trading day that we select (so long as the time of delivery of such purchase notice is delivered in accordance with the PEF Agreement), direct A.G.P. to purchase up to the lesser of: (i) the number of shares equal to 25% of the total trading volume of the Common Stock during the applicable purchase valuation period and (ii) $500,000 of shares of Common Stock.

We will control the timing and amount of any sales of our Common Stock to A.G.P. under the PEF Agreement, but not the timing and amount of any subsequent resales by the Selling Stockholder. The purchase price of the shares that may be sold to A.G.P. in regular purchases under the PEF Agreement will be based on an agreed upon fixed discount to the market price of our Common Stock as computed pursuant to the terms of the PEF Agreement.

We may at any time in our sole discretion terminate the PEF Agreement upon five trading days’ notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the PEF Agreement or Registration Rights Agreement, except that we may not enter into any other “equity line of credit” or “at the market offering” or other substantially similar continuous offering during the term of the PEF.. Neither the Company nor A.G.P. may assign or transfer its rights and obligations under the PEF Agreement without the consent of the other party.

If all of the  86,994,345 shares of our Common Stock shares offered by A.G.P. under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) 51.5% of the total number of shares of our Common Stock outstanding and approximately 53.2% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) 51.5% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. If we elect to issue and sell more than the  86,994,345 shares offered under this prospectus to A.G.P., which we have the right, but not the obligation, to do, we must first (i) register the resale under the Securities Act of any such additional shares, which could cause additional substantial dilution to our stockholders, and (ii) if applicable, obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap (as defined below) under the PEF Agreement. The number of shares ultimately offered for resale by A.G.P. is dependent upon the number of shares we sell to A.G.P. under the PEF Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may the Company issue or sell to A.G.P. under the PEF Agreement any shares of its Common Stock to the extent the issuance of such shares of Common Stock, when aggregated with all other shares of Common Stock issued pursuant to the PEF Agreement, would cause the aggregate number of shares of Common Stock issued pursuant to the PEF Agreement to exceed 19.99% of the shares of all classes of our Common Stock outstanding immediately prior to the execution of the PEF Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the PEF Agreement, if any, equals or exceeds the lower of (a) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the PEF Agreement and (b) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the PEF Agreement, in either case so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the PEF Agreement.

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The PEF Agreement also prohibits us from directing A.G.P. to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by A.G.P. and its affiliates, would result in A.G.P. and its affiliates having beneficial ownership of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Cap.” Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% of our outstanding shares of Common Stock to A.G.P. on any given day if, during the course of such day, A.G.P. sold the shares of Common Stock acquired by it such that it no longer owned 4.99% of our outstanding shares of Common Stock and we submitted, and A.G.P. accepted, an additional purchase notice; provided that, in no event, would A.G.P. own more than 4.99% of our outstanding shares of Common Stock at any one time.

The issuance of our shares of Common Stock to the Selling Stockholder pursuant to the PEF Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to A.G.P..

Purchase of Shares Under the PEF Agreement

Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 12 months beginning on the Commencement Date, to direct A.G.P. to purchase a specified number of shares of Common Stock, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the PEF Agreement, by timely delivering a written Purchase Notice to A.G.P., prior to 9:00 a.m., New York City time, on any trading day that we select as the Purchase Date for such Purchase, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•

all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the PEF Agreement (as applicable) have been received by A.G.P., in the manner set forth in the PEF Agreement, prior to the time we deliver such Purchase Notice to A.G.P.

The Purchase Maximum Amount applicable to such Purchase will be equal to the lesser of:

•	$500,000; and
•

the Purchase Percentage (as specified in the applicable Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on the Nasdaq during the applicable Purchase Valuation Period for such Purchase.

The actual number of shares of Common Stock that A.G.P. will be required to purchase in a Purchase, referred to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the PEF Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that A.G.P. will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the PEF Agreement, if any, will be equal to the VWAP of our Common Stock for the applicable Purchase Valuation Period on the Purchase Date for such Purchase, less a 5.0% discount to the VWAP for such Purchase Valuation Period. The Purchase Valuation Period for a Purchase is defined in the PEF Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on the Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the Nasdaq as the official close of the regular trading session on such Purchase Date;
•

such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Purchase Valuation Period (calculated in accordance with the PEF Agreement) reaches the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) the Purchase Percentage we specified in the applicable Purchase Notice for such Purchase); and

•

if we further specify in the applicable Purchase Notice for such Purchase that a Limit Order Discontinue Election shall apply to such Purchase, such time that the trading price of our Common Stock on Nasdaq during such Purchase Valuation Period (calculated in accordance with the PEF Agreement) falls below the applicable Minimum Price Threshold.

Under the PEF Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, including for purposes of determining whether the applicable Purchase Share Volume Maximum for a Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Purchase Valuation Period, and to the extent that we specify in the applicable Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and (z) if we have specified in the applicable Purchase Notice for such Purchase that a Limit Order Continue Election shall apply to such Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on Nasdaq during such Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Purchase.

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Intraday Purchases

In addition to the Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the PEF Agreement, to direct A.G.P. to make Intraday Purchases, whether or not a Purchase is effected on such Purchase Date, not to exceed the applicable Intraday Purchase Maximum Amount, under the PEF Agreement, by timely delivering a written Intraday Purchase Notice to A.G.P., after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any earlier Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Common Stock on the Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•

all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the PEF Agreement (as applicable) have been received by A.G.P. in the manner set forth in the PEF Agreement, prior to the time we deliver such Intraday Purchase Notice to A.G.P.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	$500,000; and
•

the Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on the Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Common Stock that A.G.P. will be required to purchase in an Intraday Purchase, referred to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the PEF Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that A.G.P. will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the PEF Agreement, if any, will be calculated in the same manner as in the case of a Purchase (including the same percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the PEF Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of A.G.P.’s receipt of the applicable Intraday Purchase Notice;
•	such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and
•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the Nasdaq as the official close of the regular trading session on such Purchase Date;
•

such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

•

if we further specify a Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the PEF Agreement) falls below the applicable Minimum Price Threshold.

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As with Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, and for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election shall apply to such Intraday Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on the Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to A.G.P. prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the PEF Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by A.G.P. in the manner set forth in the PEF Agreement prior to the time that we deliver to A.G.P. a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to A.G.P. in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the PEF Agreement.

In the case of Purchases and Intraday Purchases effected by us under the PEF Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by A.G.P. in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase or Intraday Purchase, A.G.P. will provide us with a written confirmation for such Purchase or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by A.G.P. for the shares of Common Stock purchased by A.G.P. in such Purchase or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of Common Stock purchased by A.G.P. in any Purchase or any Intraday Purchase under the PEF Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the PEF Agreement.

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Conditions to Commencement and Delivery of Purchase Notices

Our ability to deliver purchase notices to A.G.P. under the PEF Agreement arises upon the occurrence of satisfying of applicable conditions specified in the PEF Agreement at the time of delivery of such purchase notice, all of which are entirely outside of A.G.P.’s control, including, among other things, the following:

•	the accuracy in all material respects of our representations and warranties included in the PEF Agreement;

•

there being an effective registration statement pursuant to which A.G.P. is permitted to utilize the prospectus thereunder to resell all of the shares of the shares of Common Stock pursuant to such purchase notice;

•	the sale and issuance of such Common Stock being legally permitted by all laws and regulations to which we are subject;

•

our board of directors shall have approved the transactions contemplated by the PEF Agreement and such approval has not been amended, rescinded or modified and remains in full force and effect as of each purchase notice;

•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to A.G.P. under the PEF Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•

FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the PEF Agreement and the Registration Rights Agreement;

•

there shall not have occurred any event, and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to A.G.P. under the PEF Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•

this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the PEF Agreement to be performed, satisfied, or complied with by us;

•

no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the PEF Agreement;

•

the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the PEF Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•

trading in our Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market and us having not received any final notice that our listing will be terminated on a certain date and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock that is continuing;

•	there being a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares of Common Stock pursuant to such Purchase Notice;

•

all of the shares of Common Stock that may be issued pursuant to the PEF Agreement shall have been approved for listing or quotation on the Nasdaq Capital Market (or if the Common Stock is not then listed on the Nasdaq Capital Market, then on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the PEF Agreement) shall have occurred and be continuing;

•

the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•

the receipt by A.G.P. of the legal opinions, negative assurances, audit comfort letters and certificates of the Chief Financial Officer of the Company (“CFO Certificates”) and bring-down legal opinions and negative assurances, audit comfort letters and CFO Certificates, in each case as required under the PEF Agreement.

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Our Termination Rights

Unless earlier terminated as provided in the PEF Agreement, the PEF Agreement will terminate automatically on the earliest to occur of:

•	the 12-month anniversary of the Commencement Date;

•	the date on which A.G.P. shall have purchased shares of Common Stock under the PEF Agreement for an aggregate gross purchase price equal to $500,000,000;

•	the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq Capital Market or any other Eligible Market;

•

the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our Company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the unconditional right, at any time, for any reason, to give notice to A.G.P. to terminate the PEF Agreement upon five trading days’ notice.

A.G.P. also has the right to terminate the PEF Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the PEF Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the PEF Agreement) involving our Company;

•

if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•

if we are in breach or default in any material respect of any of our covenants and agreements in the PEF Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•

the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to A.G.P. for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of A.G.P.; or

•

trading in the Common Stock on the Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the PEF Agreement by us or by A.G.P. will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the PEF Agreement, and no termination will affect any of the respective rights and obligations of the Company or A.G.P. under the PEF Agreement with respect to any pending Purchase, any pending Intraday Purchase and any fees and disbursements of A.G.P.’s legal counsel in connection with the transactions contemplated by the PEF Agreement and the Registration Rights Agreement. Both we and A.G.P. have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the PEF Agreement. Furthermore, no termination of the PEF Agreement will affect the Registration Rights Agreement, which will survive any termination of the PEF Agreement.

No Short-Selling or Hedging by A.G.P.

A.G.P. has agreed that none of A.G.P., its members, any of their respective officers, or any entity managed or controlled by A.G.P. or its members will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transactions that establishes a net short position in the Common Stock during the term of the PEF Agreement. Furthermore, A.G.P. has agreed that, during the term of the PEF Agreement, with respect to each brokerage account in which shares of Common Stock beneficially owned by A.G.P. are held or to be held, it shall provide written instructions to the applicable broker that it does not wish to participate in, and expressly opts out of, any “fully paid lending program” or similar program with respect to such brokerage account so that shares of Common Stock beneficially owned that are, or to be held in, such brokerage account will not be made available by the broker for lending to any third person in connection with, to effect, or otherwise to facilitate any short sale of Common Stock by any person.

Effect of Performance of the PEF Agreement on Our Stockholders

All  86,994,345 shares of Common Stock being offered by this prospectus and that may be issued or sold by us to A.G.P. under the PEF Agreement are expected to be freely tradable. It is anticipated that the shares being registered in this offering will be sold to A.G.P. over a period of up to 12 months commencing on the Commencement Date. The resale by A.G.P. of a significant amount of shares registered in this offering, at any given time during the pendency of this offering, could cause the market price of our Common Stock to decline and to be volatile. Sales of our Common Stock to A.G.P., if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to A.G.P. all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the PEF Agreement. If and when we do sell shares to A.G.P., after A.G.P. has acquired the shares, A.G.P. may resell all, some or none of those shares at any time or from time to time in its discretion and at different prices. Therefore, sales to A.G.P. by us under the PEF Agreement may result in substantial dilution to the interests of other holders of our Common Stock and investors who purchase shares from A.G.P. in this offering at different times will likely pay different prices for those shares, and so may experience different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from A.G.P. in this offering as a result of future sales made by us to A.G.P. at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to A.G.P. under the PEF Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with A.G.P. may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to A.G.P. and the PEF Agreement may be terminated by us at any time at our discretion without any cost to us. See the risk factors titled “The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline” and “Investors who buy shares of Common Stock from the Selling Stockholder at different times will likely pay different prices” for additional information.

23

Because the per share purchase price that A.G.P. will pay for the shares of Common Stock that we may elect to sell to them pursuant to the PEF Agreement will be determined by reference to the VWAP during the applicable pricing period on the applicable Purchase Date , as of the date of this prospectus, we cannot determine the actual purchase price per share that A.G.P. will be required to pay for any shares of Common Stock that we may elect to sell to A.G.P. and, therefore, we cannot be certain how many shares of Common Stock, in the aggregate, we may issue and sell to A.G.P. under the PEF Agreement from and after the Commencement Date.

Pursuant to the terms of the PEF Agreement, we have the right, but not the obligation, to direct A.G.P. to purchase up to $500 million of our Common Stock which amount may be increased to up to an aggregate of $500 million of Common Stock upon mutual agreement by the parties and subject to the satisfaction of certain conditions. Depending on the price per share at which we sell our Common Stock to A.G.P. pursuant to the PEF Agreement, we may need to sell to A.G.P. under the PEF Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $500 million Total Commitment available to us under the PEF Agreement. If we choose to do so, in addition to obtaining stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the PEF Agreement in accordance with Nasdaq rules, we must first register the resale of such additional shares of our Common Stock under the Securities Act, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by A.G.P. under this prospectus is dependent upon the number of shares we direct A.G.P. to purchase under the PEF Agreement. For example, the number of shares registered on the registration statement for which this prospectus forms a part was determined based on a price per share of $6.05, which was the closing price of our shares of Common Stock on July 30, 2025. If the market price per share of our Common Stock at the time we issue and sell shares to the Selling Stockholder under the PEF Agreement is less than $6.05 per share, then we may need to file a new registration statement to register the resale of additional shares under the Securities Act in order to receive aggregate gross proceeds equal to the $500 million Total Commitment available to us under the PEF Agreement.

The PEF Agreement prohibits us from issuing or selling to A.G.P. under the PEF Agreement (i) shares of our Common Stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap, and (ii) any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by A.G.P. and its affiliates, would exceed the Beneficial Ownership Cap. If applicable, we would seek stockholder approval before issuing shares in excess of the Exchange Cap.

24

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $500 million in aggregate gross proceeds from the Selling Stockholder under the PEF Agreement in connection with sales of shares of our Common Stock to the Selling Stockholder pursuant to the PEF Agreement at varying purchase prices after the date of this prospectus. However, the actual proceeds from sales, if any, under the PEF Agreement, may be less than this amount depending on the number of shares of our Common Stock sold to the Selling Stockholder and the price at which such shares are sold.

We intend to use the proceeds from the sale of Common Stock under the PEF Agreement, if any, primarily for general corporate purposes, including the acquisition of SUI, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital and capital expenditures, research and development expenses, general and administrative expenses and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

We will generally bear all costs, expenses and fees in connection with the registration of the Common Stock offered by the Selling Securityholder pursuant to this prospectus, but the Selling Securityholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

25

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by A.G.P. of up to 86,994,345 shares of our Common Stock that have been or may be issued by us to A.G.P. under the PEF Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “PEF Financing” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with A.G.P. on August 1, 2025, in order to permit the selling stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the PEF Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, A.G.P. has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means A.G.P.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that may be resold by the selling stockholder from time to time under this prospectus.  This table is prepared based on information supplied to us by the selling stockholder and reflects holdings as of August 1, 2025.  The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering.  We do not know how long the selling stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of our Common Stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 81,944,398 shares of our Common Stock outstanding on July 31, 2025. Because the purchase price to be paid by the selling stockholder for shares of our Common Stock, if any, that we may elect to sell to the selling stockholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the PEF Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the selling stockholder under the PEF Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(3)
	Number(1)	Percent(2)		Number(1)	Percent
A.G.P./Alliance Global Partners(4)	922,500	1.13%	86,994,345	922,500	*

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our Common Stock.

(1)

Represents 922,500 shares of our Common Stock sold to A.G.P. in the Company's private placement offering on July 31, 2025. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that A.G.P. may be required to purchase under the PEF Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the PEF Agreement, the satisfaction of which are entirely outside of A.G.P.’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases and the Intraday Purchases of our Common Stock under the PEF Agreement are subject to certain agreed upon maximum amount limitations set forth in the PEF Agreement. Also, the PEF Agreement prohibits us from issuing and selling any shares of our Common Stock to A.G.P. to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by A.G.P., would cause A.G.P.’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The PEF Agreement also prohibits us from issuing or selling shares of our Common Stock under the PEF Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Common Stock purchased by A.G.P. under the PEF Agreement equals or exceeds $5.54 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the PEF Agreement.

(2)	Applicable percentage ownership is based on 81,944,398 shares of our Common Stock outstanding as of July 31, 2025.

(3)	Assumes the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

(4)

The business address of A.G.P. is 590 Madison Avenue, New York, NY 10022. A.G.P. is a registered broker-dealer and FINRA member. A.G.P. will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by A.G.P. from us pursuant to the PEF Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information.

26

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

27

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors as of the date hereof.

Name	Age	Position
Douglas M. Polinsky	66	Chief Executive Officer and Director (Principal Executive Officer)
Joseph A. Geraci II	56	Chief Financial Officer and Director (Principal Financial Officer/Principal Accounting Officer)
Stephen Mackintosh	[__]	Chief Investment Officer
Marius Barnett	[__]	Chairman of the Board
Howard P. Liszt	79	Independent Director
Dana Wagner	[__]	Independent Director

Executive Officers

Douglas M. Polinsky co-founded the Company in January 2006 and since that time has been the Chairman and Chief Executive Officer of the Company.  Since 1994, Mr. Polinsky has been the President of Great North Capital Consultants, Inc., a financial advisory and investment company that he founded. Great North Capital Consultants, Inc. primarily engages in the business of investing in hard money lending with collateral on the loans being first or second mortgages in both residential and commercial properties. In addition, Great North Capital Consultants, Inc. makes direct investments into public and private companies. From 2015 until 2024, Mr. Polinsky served as an independent director of Liberated Syndication, Inc., a Nevada corporation with its podcast-publishing operations in Pennsylvania, as well as that board’s audit and compensation committees. Mr. Polinsky earned a Bachelor of Science degree in hotel administration at the University of Nevada, Las Vegas in 1981.

Joseph A. Geraci, II co-founded the Company in January 2006 and has been a director and the Chief Financial Officer of the Company since that time. Since February 2002 through the present time, Mr. Geraci has been managing member of Isles Capital, LLC, an advisory and consulting firm that assists small businesses, both public and private, in business development. In March 2005, Mr. Geraci also became the managing member of Mill City Advisors, LLC, the general partner of Mill City Ventures, LP, and Mill City Ventures II, LP, each a Minnesota limited partnership that invested directly into both private and public companies. From January 2005 until August 2005, Mr. Geraci served as the Director of Finance for Gelstat Corporation, a purveyor of homeopathic remedies, based in Bloomington, Minnesota.  Mr. Geraci provided investment advice to clients as a stockbroker and Vice President of Oak Ridge Financial Services, Inc., a Minneapolis-based broker-dealer firm, from June 2000 to December 2004. While at Oak Ridge Financial Services, Mr. Geraci’s business was focused on structuring and negotiating debt and equity private placements with both private and publicly held companies. Mr. Geraci was employed at other Minneapolis brokerage firms from July 1991 to June 2000. From his career and investment experiences, Mr. Geraci has established networks of colleagues, clients, co-investors, and the officers and directors of public and private companies. These networks offer a range of contacts across a number of sectors and companies that may provide opportunities for investment, including many that meet the Company’s screening criteria.

Stephen Mackintosh was appointed the Chief Investment Officer of the Company effective July 31, 2025. Mr. Mackintosh is a co-founder at Karatage, a principal investing business in the blockchain and deep tech sector. He has also served as an advisor to the web3 cohort at Entrepreneurs First, a talent incubator that has helped create over 600 startups with a combined value of over $11 billion. Previously, Mr. Mackintosh was Chief Commercial Officer at Re:infer, a natural language processing startup that was acquired by UiPath (NYSE: PATH) in August 2022. He also served as an advisor to Resolve Group, a London-based finance house providing corporate finance and restructuring services, acquired by Evelyn Partners. Mr. Mackintosh earned a 1st Class BA Honors degree from University College London.

28

Directors

Douglas M. Polinsky — See above.

Joseph A. Geraci, II — See above.

Marius Barnett was appointed the Chairman of the Board of the Company effective July 31, 2025. Mr. Barnett is a co-founder of Karatage, a principal investing business in the blockchain and deep tech sector. Mr. Barnett is an experienced principal investor, operator and board executive who has identified and grown real estate, technology and early-stage venture capital businesses both organically and through strategic mergers and acquisitions to create high value profitable platforms including RN3, a pan-European logistics real estate investment fund. Previously, Mr. Barnett joined Glencore International in 2007 where he led operational, trading and acquisition activities as Chief Executive Officer of Glencore’s Southeast Asia platform until the end of 2014. Mr. Barnett holds a BSc in Actuarial Science and Mathematical Statistics from the University of Witwatersrand, South Africa.

Howard P. Liszt served as Chief Executive Officer of Campbell Mithun, a national marketing communications agency he joined in 1976, and served there until 2001. Under his leadership, Campbell Mithun grew to be one of the 20 largest agencies in the world.  From 2002 until 2014, Mr. Liszt  served as Chairman of Olson, a leading independent digital agency.  Mr. Liszt has served as a Board member for several industry-leading companies including Land O’ Lakes, ShuffleMaster, Ocular Sciences, Coleman Natural Foods, and Eggland’s Best. Mr. Liszt holds a Bachelor of Arts in Journalism and Marketing, and a Master of Science in Marketing from the University of Minnesota, Minneapolis.

Dana Wagner (Director) was appointed to the Board of the Company effective July 31, 2025. Mr. Wagner has been on the Board of Managers of the Coinbase Custody Trust Company since 2024. From 2021 through early 2025, Mr. Wagner served as the Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary of telecommunications technology leader Twilio, and prior to that, from 2018 to 2021, he served as the Chief Legal Officer of Impossible Foods, a biotechnology company focused on plant-based foods. From 2018 to 2020, he was an Adjunct Professor at Northwestern University, and he has periodically taught and lectured at Berkeley Law and other academic institutions. From 2011 to 2016, Mr. Wagner served as the General Counsel of the financial technology company Square (now Block), and from 2007 to 2011, he led the legal team responsible for antitrust and consumer protection matters at Google. Before that, he held various positions in the U.S. Department of Justice. Mr. Wagner holds a B.A. in Comparative Literature and Economics from the University of California, Berkeley, and a J.D. from Yale Law School.

Committees

The Audit Committee is composed of Mr. Liszt and Mr. Wagner. The Compensation Committee is composed of Mr. Liszt and [  ]. The Nominating and Corporate Governance Committee is composed of [  ] and Mr. Liszt.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The Compensation Committee has the authority to determine all necessary or desirable provisions of incentive awards, including the eligible recipients who will be granted one or more incentive awards under the 2022 Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2024:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non-Exercisable	Option Exercise Price ($)	Option Expiration Date
Douglas M. Polinsky (1)	250,000	0	$2.12	11/23/2032
Joseph A. Geraci, II (1)	250,000	0	$2.12	11/23/2032

____________

(1)

On November 23, 2022, we issued to each named executive 250,000 (aggregating 500,000 in total to both named executives) ten-year non-statutory stock options to purchase common stock at the purchase price of $2.12 per share, under our 2022 Stock Incentive Plan. At the time of grant, these stock options and the plan itself were subject to the approval of our shareholders. Our shareholders subsequently approved the plan and related option issuances on January 20, 2023 at a special shareholder meeting called for that purpose.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 1, 2025, for (i) each of our named executive officers and directors, (ii) all of our named executive officers and directors as a group, and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mill City Ventures III, Ltd.,1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391.

Name	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)
Douglas M. Polinsky (2)			%
Joseph A. Geraci, II (3)			%
Stephen Mackintosh (4)			%
Marius Barnett (5)			%
Howard P. Liszt (6)			%
All current directors and officers (7) (five persons)			%
[ ]			%
[ ]			%
[ ]			%

____________

(1)

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the foregoing table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)

Mr. Polinsky is our Chairman and Chief Executive Officer. Figure includes 128,915 shares of common stock held by Lantern Advisers, LLC, a Minnesota limited liability company co-owned by Messrs. Polinsky and Geraci; [  ] shares of common stock held individually and directly by Mr. Polinsky. The reported figure also includes a presently exercisable non-statutory stock option for the purchase of up to 250,000 shares of common stock.

(3)

Mr. Geraci is a director our company and our Chief Financial Officer. Figure includes 128,915 shares of common stock held by Lantern Advisers, LLC, a Minnesota limited liability company co-owned by Messrs. Geraci and Polinsky; [  ] shares of common stock held individually and directly by Mr. Geraci; 7,677 shares of common stock held individually by Mr. Geraci’s spouse, and 445 shares of common stock held by Mr. Geraci’s minor child. The reported figure also includes a presently exercisable non-statutory stock option for the purchase of up to 250,000 shares of common stock.

(4)	Mr. Mackintosh is the Chief Investment Officer of our Company. [ ].

(5)	Mr. Barnett is the chairman of our Company. [ ].

(6)	Mr. Liszt is a director of our Company. The reported figures include a presently exercisable non-statutory stock option for the purchase of up to 100,000 shares of common stock.

30

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our articles of incorporation authorize us to issue up to 111,111,111 shares of capital stock, $0.001 par value per share. Unless otherwise specifically approved by our board of directors (see “-Preferred Stock” below), all shares of capital stock we issue are common shares. As of the date of this prospectus, there were 81,944,398 shares of our Common Stock are issued and outstanding held by approximately [_________] holders of record.

Our common shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our articles of incorporation or bylaws, or as required by applicable provisions of Minnesota law (or stock exchange rules that may apply to us in the future), the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of our directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Directors on our board serve a one-year term or such longer period until they are replaced, removed or otherwise leave their office. Nasdaq requires that a listed company hold an annual shareholder meeting no later than 12 months following the end of its fiscal year. Thus, we may hold shareholder meetings, whether annual or regular, from time to time. At any such meeting, our common shareholders, together with any other class of capital stock issued and outstanding at that time and entitling its holders to vote, would elect directors to serve on our board of directors.

In the event of a liquidation, dissolution or winding up of our Company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our shareholders have no preemptive or other subscription rights. There are no sinking-fund provisions applicable to the common stock or any other class of capital stock.

Dividend Policy

We have on occasion paid cash dividends on our common stock. Our payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The declaration and payment of any cash dividends in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions, if any.

Market for Shares of Common Stock

Shares of our common stock are listed on Nasdaq under the symbol “MCVT”. On July 31, 2025, the closing price per share of our common stock was $5.54.

Transfer Agent

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co.

Preferred Stock

Our articles of incorporation permit us to issue preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

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Warrants

On July 31, 2025, pursuant to the Securities Purchase Agreements, the Company issued to the PIPE Investors, the Pre-Funded Warrants to purchase up to 7,144,205 Pre-Funded Warrant Shares at an exercise price of $0.0001 per share, at a purchase price for one Pre-Funded Warrant of $5.4199.

The Pre-Funded Warrants are exercisable immediately, and may be exercised at any time until all of the Pre-Funded Warrants issued in the PIPE transaction are exercised in full. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise.” The Pre-Funded Warrants for certain PIPE Investors provide that the holder may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Additionally, pursuant to the Securities Purchase Agreements, the Company issued:

(i)

the Lead Investor Warrants to Karatage, a Purchaser in the PIPE transaction and a strategic advisor to the Company, to purchase 3,113,469 Lead Investor Warrant Shares at various prices per share of Common Stock as follows: (i) 1,245,387 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 1,245,387 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock;

(ii)

The Foundation Investor Warrants to the Foundation Investor, a Purchaser in the PIPE transaction, to purchase 3,113,469 Foundation Investor Warrant Shares at various prices per share of Common Stock as follows: (i) 1,245,387 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 1,245,387 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock;

(iii)

Management Warrants to certain members of the management of the Company to purchase 1,245,387 Management Warrant Shares at various prices per share of Common Stock as follows: (i) 622,694 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iii) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock; and

(iv)	Advisor Warrants to certain advisors of the Company to purchase 207,565 Advisor Warrant Shares at a price per share equal to $5.962.

The Warrants are exercisable for a period of five years from the date of issuance of the Warrants. The Warrants will vest over a period of 24 months starting six months from the Issue Date in four equal installments (being 25% every six months) and in the case of the Management Warrants, subject to the relevant holder still being employed by the Company at each respective vesting date. Notwithstanding the foregoing, in the event that member of the management team is terminated by the Company other than for cause or resigns for good reason (as defined in the individual’s employment agreement), the vesting of all of such individual’s Management Warrants will immediately accelerate and be fully vested as of the date of such termination.

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Anti-Dilution Adjustments

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another entity in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting power of our securities, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes warrant value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The warrant exercise price will not be adjusted for other events.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, A.G.P./Alliance Global Partners (“A.G.P.”).  The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

A.G.P. is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

A.G.P. has informed us that it, as a registered broker-dealer and FINRA member, presently anticipates acting, but is not required to act, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the PEF Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. A.G.P. has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, may receive commissions from A.G.P. for executing such resales for A.G.P. and, if so, such commissions will not exceed customary brokerage commissions.

A.G.P. is a registered broker-dealer and FINRA member and will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by A.G.P. from us pursuant to the PEF Agreement to the public in this offering. Because A.G.P. will receive all the net proceeds from such resales of our Common Stock made to the public through A.G.P., A.G.P. is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered.  In accordance with FINRA Rule 5121, A.G.P. is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the selling stockholder may be less than or in excess of customary commissions.  Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the selling stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including with respect to any compensation paid or payable by the selling stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the selling stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the selling stockholder.

In addition, we have agreed to reimburse A.G.P. for the reasonable legal fees and disbursements of A.G.P.’s legal counsel in an amount not to exceed (i) $125,000 upon our execution of the PEF Agreement and Registration Rights Agreement and (ii) $10,000 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by A.G.P. to the public. Moreover, in accordance with FINRA Rule 5110, the 5.0% discount to current market prices of our Common Stock reflected in the purchase prices payable by A.G.P. for our Common Stock that we may require it to purchase from us from time to time under the PEF Agreement is deemed to be underwriting compensation in connection with sales of our Common Stock by A.G.P. to the public.

34

We also have agreed to indemnify A.G.P. and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  A.G.P. has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by A.G.P. specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $[  ].

A.G.P. has represented to us that at no time prior to the date of the PEF Agreement has A.G.P., its members, any of their respective officers, or any entity managed or controlled by A.G.P. or its members, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock.  A.G.P. has agreed that during the term of the PEF Agreement, none of A.G.P., its members, any of their respective officers, or any entity managed or controlled by A.G.P. or its members, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the selling stockholder.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “MCVT”.

A.G.P. acted as placement agent in connection with the Company’s private placement of $450,000,000 of shares of common stock on July 28, 2025, for which it received customary compensation in the form of cash and warrants and was reimbursed for its legal fees.

A.G.P. and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the PEF Agreement and the offering of shares for resale by A.G.P. to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that A.G.P. has received and may receive in connection with the transactions contemplated by the PEF Agreement, including (i) the 5.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by A.G.P. for our Common Stock that we may require it to purchase from us from time to time under the PEF Agreement, and (iii) our reimbursement of up to an aggregate of $165,000 of A.G.P.’s legal fees ($125,000 upon execution of the PEF Agreement and $10,000 per fiscal quarter for the maximum one year term of the PEF Agreement) in connection with the transactions contemplated by the PEF Agreement and the Registration Rights Agreement.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Paul Chestovich, Esq., Saint Paul, Minnesota.

EXPERTS

Our independent registered public accounting firm, Boulay PLLP (“Boulay”), audited our financial statements for the years ended December 31, 2024 and 2023. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Boulay, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-1 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. at www.millcityventures3.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and, as noted below, any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025 and Amendment No.1 to the Annual Report on Form 10-K/A, filed with the SEC on May 9, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

•

Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 28, 2025, February 3, 2025, July 15, 2025, July 22, 2025, July 31, 2025 and August 1, 2025 to the extent the information in such report is filed and not furnished; and

•	The description of our Common Stock, which is contained in a registration statement on Form 8-A filed with the SEC on August 8, 2022, under the Exchange Act, by reference to the description under in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-2644474) publicly filed with the SEC on April 26, 2022, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish, without charge, upon written or oral request, to each person (including any beneficial owner) to whom this prospectus is delivered, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (952) 479-1923 or by writing to us at the following address:

Mill City Ventures III, Ltd.

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Attn: Douglas M. Polinsky, Chief Executive Officer

37

86,994,345 Shares of Common Stock

Mill City Ventures III, Ltd.

______________________

PROSPECTUS

______________________

, 2025

38

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee		$90,967.64
FINRA fee	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

* To be calculated by amendment.

Item 14. Indemnification of Directors and Officers.

The registrant is subject to Minnesota Statutes, Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a Minnesota corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are as follows: (a) such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, or the Securities Act, and is, therefore, unenforceable.

Any underwriting agreement will provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

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Item 15. Recent Sales of Unregistered Securities.

PIPE Transaction

On July 27, 2025, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with the investors identified on the signature pages thereto (the “PIPE Investors”) and a related registration rights agreement (“RRA”) in connection with the issuance and sale in a private placement of the following securities to the PIPE Investors for gross proceeds of approximately $450 million: (i) 75,881,625 shares (the “Common Shares”) of the Company’s Common Stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 7,144,205 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share (the “PIPE Transaction”). The offering price for one share of Common Stock was $5.42 and the offering price for one Pre-Funded Warrant was $5.4199. The PIPE Transaction closed on July 31, 2025.

The Pre-Funded Warrants are exercisable immediately, and may be exercised at any time until all of the Pre-Funded Warrants issued in the PIPE transaction are exercised in full. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise.” The Pre-Funded Warrants for certain PIPE Investors provide that the holder may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Additionally, pursuant to the Securities Purchase Agreements, the Company issued:

(i)

the Lead Investor Warrants to Karatage, a Purchaser in the PIPE transaction and a strategic advisor to the Company, to purchase 3,113,469 Lead Investor Warrant Shares at various prices per share of Common Stock as follows: (i) 1,245,387 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 1,245,387 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock;

(ii)

The Foundation Investor Warrants to the Foundation Investor, a Purchaser in the PIPE transaction, to purchase 3,113,469 Foundation Investor Warrant Shares at various prices per share of Common Stock as follows: (i) 1,245,387 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 1,245,387 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock;

(iii)

Management Warrants to certain members of the management of the Company to purchase 1,245,387 Management Warrant Shares at various prices per share of Common Stock as follows: (i) 622,694 shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 415,129 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iii) 207,565 shares of Common Stock at an exercise price of $7.046 per share of Common Stock; and

(iv)	Advisor Warrants to certain advisors of the Company to purchase 207,565 Advisor Warrant Shares at a price per share equal to $5.962.

The Warrants are exercisable for a period of five years from the date of issuance of the Warrants. The Warrants will vest over a period of 24 months starting six months from the Issue Date in four equal installments (being 25% every six months) and in the case of the Management Warrants, subject to the relevant holder still being employed by the Company at each respective vesting date. Notwithstanding the foregoing, in the event that member of the management team is terminated by the Company other than for cause or resigns for good reason (as defined in the individual’s employment agreement), the vesting of all of such individual’s Management Warrants will immediately accelerate and be fully vested as of the date of such termination.

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Pursuant to the Securities Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 15 days after the effective date of the Resale Registration Statement (as defined below), subject to certain customary exceptions. The Company also agreed not to undertake any reclassifications of its Common Stock, such as a reverse or forward stock split, without the written consent of PIPE Investors holding a majority in interest of the shares issued or issuable to each PIPE Investor under the Securities Purchase Agreements, for a period of one year following the closing of the PIPE Transaction, provided such consent will not be required to conduct a reverse stock split to maintain listing of the Common Stock on The Nasdaq Capital Market.

Under the RRA entered into in connection with the PIPE Transaction, the Company agreed to file a registration statement (the “Resale Registration Statement”) for the resale by the PIPE Investors of the Common Shares, the Pre-Funded Warrant Shares, Lead Investor Warrant Shares, Foundation Investor Warrant Shares and Management Warrant Shares within 10 days of the closing of the PIP Transaction under the Securities Purchase Agreements, and to have the registration statement declared effective within 30 days of its filing date, subject to certain exceptions.

PEF Agreement

On August 1, 2025, we entered into the PEF Agreement with A.G.P. pursuant to which A.G.P. has agreed to purchase from us up to an aggregate of $500 million of our Common Stock from time to time over the term of the PEF Agreement (subject to certain limitations).

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Mill City Ventures III, Ltd. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on January 23, 2013)
3.2

Articles of Amendment to Amended and Restated Articles of Incorporation of Mill City Ventures III, Ltd. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 11, 2022)

3.3	Amended and Restated Bylaws of Mill City Ventures III, Ltd. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 13, 2025)
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).
4.2	Form of Lead Investor Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).
4.3	Form of Foundation Investor Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).
4.4	Form of Management Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).
4.5	Form of Advisor Warrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).
4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).
5.1*	Opinion of Paul Chestovich, Esq.
10.1

Form of Securities Purchase Agreement, dated as of July 27, 2025, between Mill City Ventures III, Ltd. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).

10.2

Placement Agency Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).

10.3

Form of Registration Rights Agreement, dated as of July 27, 2025, between Mill City Ventures III, Ltd. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).

10.4

Strategic Advisor Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and Karatage Opportunities (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).

10.5*

Asset Management Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and Galaxy Digital Capital Management LP, as asset manager (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).

10.6†

Digital Asset Purchase and Sale Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and the Foundation Investor (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 31, 2025).

10.7	Executive Employment Agreement with Douglas Polinsky (incorporated by reference to Exhibit 10.4 to the registrant’s current report on Form 8-K filed on February 3, 2025).
10.8	Executive Employment Agreement with Joseph Geraci (incorporated by reference to Exhibit 10.5 to the registrant’s current report on Form 8-K filed on February 3, 2025).
10.9	Stock Incentive Plan (incorporated by reference to the registrant’s definitive proxy statement filed on December 15, 2022).
10.10	Amendment No. 1 to Stock Incentive Plan (incorporated by reference to exhibit 10.1 to the registrant’s quarterly report on Form 10-Q filed on August 15, 2023).
10.11	Fourth Short-Term Loan Agreement with Mustang Funding, LLC (incorporated by reference to exhibit 10.1 to the registrant’s quarterly report on Form 10-Q filed on November 12, 2024).

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10.12

Fourth Short-Term Promissory Note issued by Mustang Funding, LLC in favor of Mill City Ventures III, Ltd. (incorporated by reference to exhibit 10.2 to the registrant’s quarterly report on Form 10-Q filed on August 15, 2023).

10.13

Amendment No. 1 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note with Mustang Funding, LLC, dated April 29, 2024 (incorporated by reference to exhibit 10.3 to the registrant’s quarterly report on Form 10-Q filed on August 15, 2023).

10.14

Amendment No. 2 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note with Mustang Funding, LLC, dated November 18, 2024 (incorporated by reference to exhibit 10.1 to the registrant’s current report on Form 8-K filed on November 20, 2024).

10.15

Amendment No. 3 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note with Mustang Funding, LLC, dated December 18, 2024 (incorporated by reference to exhibit 10.1 to the registrant’s current report on Form 8-K filed on December 18, 2024).

10.16

Amendment No. 4 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note with Mustang Funding, LLC, dated January 7, 2025 (incorporated by reference to exhibit 10.1 to the registrant’s current report on Form 8-K filed on January 7, 2025).

10.17

Amendment No. 5 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note with Mustang Funding, LLC, dated January 22, 2024 (incorporated by reference to exhibit 10.1 to the registrant’s current report on Form 8-K filed on February 3, 2025).

10.18

Amended and Restated Subordination and Intercreditor Agreement with Orion Pip LLC, dated January 24, 2025 (incorporated by reference to exhibit 10.2 to the registrant’s current report on Form 8-K filed on February 3, 2025).

10.19	Security Agreement with Mustang Funding, LLC, dated January 24, 2025 (incorporated by reference to exhibit 10.3 to the registrant’s current report on Form 8-K filed on February 3, 2025).
10.20

Common Stock Purchase Agreement, dated as of August 1, 2025, by and among Mill City Ventures III, Ltd. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2025).

10.21

Registration Rights Agreement, dated as of August 1, 2025, by and among Mill City Ventures III, Ltd. and A.G.P./Alliance Global Partners(incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2025).

23.1	Consent of Boulay PLLP.
23.2*	Consent of Paul Chestovich, Esq (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the initial Registration Statement).
107#	Filing Fee Table.

____________

*	To be filed by amendment.

*

Certain schedules have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K because they are not material. The registrant hereby agrees to provide a copy of any omitted schedule to the Commission upon request.

†

Confidential treatment has been requested for portions of this exhibit. Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality and competitive harm analyses to the Commission upon request.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, Minnesota, on August 1, 2025.

MILL CITY VENTURES III, LTD.

By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. Polinsky his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Douglas M. Polinsky	Chief Executive Officer and Director	August 1, 2025
Douglas M. Polinsky	(Principal Executive Officer)

/s/ Joseph A. Geraci, II	Chief Financial Officer and Director	August 1, 2025
Joseph A. Geraci, II	(Principal Financial Officer and Principal Accounting Officer)

/s/ Marius Barnett	Chairman	August 1, 2025
Marius Barnett

/s/ Howard Liszt	Director (Independent)	August 1, 2025
Howard Liszt

/s/ Dana Wagner	Director (Independent)	August 1, 2025
Dana Wagner

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